Exhibit 99.1

@coherent	PRESS RELEASE
Editorial Contact:	For Release:
Leen Simonet	IMMEDIATE
(408) 764-4161	April 26, 2012
No. 1326

Coherent, Inc. Reports Second Fiscal Quarter Results

SANTA CLARA, CA, April 26, 2012 - Coherent, Inc. (NASDAQ, COHR), a world leader in providing photonics based solutions to the commercial and scientific research markets, today announced financial results for its second fiscal quarter ended March 31, 2012.

FINANCIAL HIGHLIGHTS

	Three Months Ended			Six Months Ended
	March 31,	Dec. 31,	April 2,	March 31,	April 2,
	2012	2011	2011	2012	2011
GAAP Results (in millions except per share data)
Bookings	$183.1	$201.8	$236.7	$385.0	$471.1
Net sales	$193.3	$190.8	$200.9	$384.1	$384.0
Net income	$16.2	$17.1	$23.7	$33.2	$42.8
Diluted EPS	$0.67	$0.71	$0.92	$1.38	$1.68

Non-GAAP Results (in millions except per share data)
Net income	$17.4	$19.7	$21.5	$37.1	$42.8
Diluted EPS	$0.73	$0.82	$0.83	$1.55	$1.68

SECOND FISCAL QUARTER DETAILS

For the second fiscal quarter ended March 31, 2012, Coherent announced net sales of $193.3 million and net income, on a U.S. generally accepted accounting principles (GAAP) basis, of $16.2 million, or $0.67 per diluted share.  These results compare to net sales of $200.9 million and net income of $23.7 million, or $0.92 per diluted share, for the second quarter of fiscal 2011.  Non-GAAP net income for the second quarter of fiscal 2012 was $17.4 million, or $0.73 per diluted share and excludes the release of tax reserves and related interest as a result of the closure of certain open state tax years.  Non-GAAP net income for the second quarter of fiscal 2011 was $21.5 million, or $0.83 per diluted share and excluded a gain of $6.1 million net of tax, or $0.24 per diluted share, primarily due to a currency translation benefit related to the dissolution of our Finland operations.  For a complete overview of the differences between GAAP and non-GAAP results, please see the reconciliation table included at the end of our release.

Net sales for the first quarter of fiscal 2012 were $190.8 million and net income, on a GAAP basis, was $17.1 million, or $0.71 per diluted share.  Non-GAAP net income for the first quarter of fiscal 2012 was $19.7 million, or $0.82 per diluted share.

Bookings received during the second fiscal quarter ended March 31, 2012 of $183.1 million decreased 22.6% from $236.7 million in the same fiscal quarter of the prior year and decreased by 9.3% compared to bookings of $201.8 million in the immediately preceding quarter.  The book-to-bill ratio was 0.95, resulting in backlog of $349.2 million at March 31, 2012, compared to a backlog of $365.5 million at December 31, 2011 and a backlog of $348.9 million at April 2, 2011.

“Materials processing orders strengthened in the second fiscal quarter, primarily due to demand recovery in China.  This was offset by order timing in both the scientific and FPD markets.  There are strong indications of bookings growth across most submarkets in the second half of fiscal 2012,” said John Ambroseo, Coherent’s President and Chief Executive Officer. “We also experienced higher than anticipated start-up and service costs for new products that negatively affected margins.  We project these costs to come down over the next few quarters,” he added.

Coherent ended the quarter with cash and short term investments of $215.2 million, an increase of $12.1 million from cash and short term investments of $203.1 million at December 31, 2011.

CONFERENCE CALL REMINDER

The Company will host a conference call today to discuss its financial results at 1:30 P.M. Pacific (4:30 P.M. Eastern). A listen-only broadcast of the conference call can be accessed on the Company’s website at either http://www.coherent.com/Investors/ or http://www.earnings.com. For those who are not able to listen to the live broadcast, the call will be archived for approximately three months on both web sites.  A transcript of management’s prepared remarks can be found at http://www.coherent.com/Investors/.

Summarized statement of operations information is as follows (unaudited, in thousands except per share data):

	Three Months Ended			Six Months Ended
	March 31,	Dec. 31,	April 2,	March 31,	April 2,
	2012	2011	2011	2012	2011

Net sales	$193,284	$190,767	$200,880	$384,051	$383,991
Cost of sales (A) (B) (C)	115,636	110,408	112,111	226,044	212,828
Gross profit	77,648	80,359	88,769	158,007	171,163
Operating expenses:
Research & development (A) (B)	20,323	18,779	21,246	39,102	39,776
Selling, general & administrative (A) (B)	35,377	34,631	38,979	70,008	75,057
Intangibles amortization	1,611	1,636	2,257	3,247	4,352
Total operating expenses	57,311	55,046	62,482	112,357	119,185
Income from operations	20,337	25,313	26,287	45,650	51,978
Other income (expense), net(B) (C)	1,912	518	9,325	2,430	11,079
Income before income taxes	22,249	25,831	35,612	48,080	63,057
Provision for income taxes(D)(E)	6,094	8,780	11,889	14,874	20,221
Net income	$16,155	$17,051	$23,723	$33,206	$42,836

Net income per share:
Basic	$0.69	$0.73	$0.94	$1.41	$1.72
Diluted	$0.67	$0.71	$0.92	$1.38	$1.68

Shares used in computation:
Basic	23,521	23,462	25,246	23,491	24,967
Diluted	23,996	23,961	25,832	23,979	25,550

(A)       Stock-related compensation expense included in operating results is summarized below (all footnote amounts are unaudited, in thousands, except per share data):

Stock-related compensation expense

	Three Months Ended			Six Months Ended
	Mar. 31,	Dec. 31,	April 2,	Mar. 31,	April 2,
	2012	2011	2011	2012	2011
Cost of sales	$441	$369	$344	$810	$588
Research & development	431	393	363	824	700
Selling, general & administrative	3,288	3,260	2,454	6,548	4,796
Impact on income from operations	$4,160	$4,022	$3,161	$8,182	$6,084

For the quarters ended March 31, 2012, December 31, 2011, and April 2, 2011, the impact on net income, net of tax was $2,895 ($0.12 per diluted share), $2,694 ($0.11 per diluted share) and $2,312 ($0.09 per diluted share), respectively. For the six months ended March 31, 2012 and April 2, 2011, the impact on net income, net of tax was $5,589 ($0.23 per diluted share) and $4,560 ($0.18 per diluted share), respectively.

(B)       Changes in deferred compensation plan liabilities are included in cost of sales and operating expenses while gains and losses on deferred compensation plan assets are included in other income (expense) net.  Deferred compensation expense (benefit) included in operating results is summarized below:

Deferred compensation expense (benefit)

	Three Months Ended			Six Months Ended
	Mar. 31,	Dec. 31,	April 2,	Mar. 31,	April 2,
	2012	2011	2011	2012	2011
Cost of sales	$46	$4	$53	$50	$103
Research & development	213	19	211	232	406
Selling, general & administrative	1,439	116	1,621	1,555	3,116
Impact on income from operations	$1,698	$139	$1,885	$1,837	$3,625

For the quarters ended March 31, 2012, December 31, 2011 and April 2, 2011, the impact on other income (expense) net from gains or losses on deferred compensation plan assets was income of $1,541, expense of $54 and income of $3,117, respectively. For the six months ended March 31, 2012 and April 2, 2011, the impact on other income (expense) net was income of $1,487 and net income of $4,670, respectively.

(C)       The three and six months ended April 2, 2011 include $5,918 ($6,113 net of tax ($0.24 per diluted share)) gain from the dissolution of our Finland operations, of which a charge of $593 is recorded in cost of sales and a benefit of $6,511 is recorded in other income (expense), net.

(D)      The three and six months ended March 31, 2012 include $1,647 ($0.07 per diluted share) release of tax reserves and related interest as a result of the closure of open tax years.

(E)       The three and six months ended April 2, 2011 include $1,549 ($0.06 per diluted share) increase in valuation allowances against deferred tax assets.

Summarized balance sheet information is as follows (unaudited, in thousands):

	March 31, 2012	October 1, 2011
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$215,175	$220,203
Accounts receivable, net	126,588	141,037
Inventories	157,057	152,385
Prepaid expenses and other assets	81,148	67,021
Total current assets	579,968	580,646
Property and equipment, net	114,439	104,504
Other assets	153,614	158,116
Total assets	$848,021	$843,266

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term obligations	$16	$15
Accounts payable	40,831	39,841
Other current liabilities	112,724	122,549
Total current liabilities	153,571	162,405
Other long-term liabilities	57,605	62,860
Total stockholders’ equity	636,845	618,001
Total liabilities and stockholders’ equity	$848,021	$843,266

Reconciliation of GAAP to Non-GAAP net income (unaudited, in thousands, net of tax):

	Three Months Ended			Six Months Ended
	March 31, 2012	Dec. 31, 2011	April 2, 2011	March 31, 2012	April 2, 2011
GAAP net income	$16,155	$17,051	$23,723	$33,206	$42,836
Stock-related compensation expense	2,895	2,694	2,312	5,589	4,560
Gain on Finland dissolution	—	—	(6,113)	—	(6,113)
One-time tax expense (release)	(1,647)	—	1,549	(1,647)	1,549
Non-GAAP net income	$17,403	$19,745	$21,471	$37,148	$42,832

Non-GAAP net income per diluted share	$0.73	$0.82	$0.83	$1.55	$1.68

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, as defined under the Federal securities laws. These forward-looking statements include the statements in this press release that relate to the timing for bookings growth across our submarkets and the timing of a reduction in start-up and service costs. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.  Factors that could cause actual results to differ materially include risks and uncertainties, including, but not limited to, risks associated with any general market recovery, our successful implementation of our customer design wins, our and our customers’ exposure to risks associated with worldwide economic conditions and, the ability of our customers to forecast their own end markets, our ability to accurately forecast future periods, customer acceptance and adoption of our new product offerings, continued availability of products and materials from our suppliers, our ability to timely ship our products and our customers’

ability to accept such shipments, our ability to have our customers qualify our product offerings, government economic policies in China and other regions of the world and other risks identified in the Company’s SEC filings.  Readers are encouraged to refer to the risk disclosures and critical accounting policies and estimates described in the Company’s reports on Forms 10-K, 10-Q and 8-K, as applicable and as filed from time-to-time by the Company.  Actual results, events and performance may differ materially from those presented herein.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to update these forward-looking statements as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Founded in 1966, Coherent, Inc. is a world leader in providing photonics based solutions to the commercial and scientific research markets and part of the Russell 2000. Please direct any questions to Leen Simonet, Chief Financial Officer at 408-764-4161. For more information about Coherent, visit the Company’s Web site at http://www.coherent.com/ for product and financial updates.

5100 Patrick Henry Dr. . P. O. Box 54980, Santa Clara, California  95056—0980 . Telephone (408) 764-4000